                          SIGNAL APPAREL COMPANY, INC.
                            200-A MANUFACTURERS ROAD
                          CHATTANOOGA, TENNESSEE 37405

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 2, 1997

                            ------------------------

    Notice is hereby given that the Annual Meeting of Shareholders of Signal Apparel Company, Inc. (the "Company") will be held at 200-A Manufacturers Road, Chattanooga, Tennessee, on December 2, 1997, at 10:00 a.m. for the following purposes:

    1.  To elect seven directors;

    2. To approve the amendment, described in the accompanying proxy statement, to the Company's 1985 Stock Option Plan to increase the number of shares of the Company's Common Stock issuable thereunder from 1,910,000 to 4,000,000;

    3. To approve the issuance of warrants to purchase up to 3,500,000 shares of the Company's Common Stock to WGI, LLC in connection with certain waivers and additional funding under the Credit Agreement between the Company and WGI, LLC as described in the accompanying proxy statement;

    4. To approve the issuance of an additional 15,473,220 shares of the Company's Common Stock in connection with the Company's plan to restructure its presently outstanding debt and preferred stock;

    5. To approve the amendment, described in the accompanying proxy statement, to the Company's Restated Articles of Incorporation increasing the number of authorized shares of Common Stock from 40,000,000 to 80,000,000;

    6. To approve the issuance of warrants to purchase 250,000 shares of the Company's Common Stock to a director/consultant of the Company, as described in the accompanying proxy statement;

    7. To approve the issuance of warrants to purchase 10,000 shares of the Company's Common Stock to another director of the Company, as described in the accompanying proxy statement;

    8. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed October 14, 1997, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

    Shareholders are cordially invited to attend the meeting in person. IF YOU CANNOT ATTEND, PLEASE RECORD YOUR VOTE AND SIGN AND DATE THE ACCOMPANYING PROXY WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert J. Powell
                                          SECRETARY

Chattanooga, Tennessee
October 27, 1997

                          SIGNAL APPAREL COMPANY, INC.
                          CHATTANOOGA, TENNESSEE 37405
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 2, 1997
                             ---------------------

    This Proxy Statement, which is to be mailed on or about October 27, 1997, is furnished to shareholders on behalf of the Board of Directors for solicitation of proxies for use at the Annual Meeting of Shareholders of Signal Apparel Company, Inc. (the "Company") to be held on December 2, 1997, at 10:00 a.m., and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by giving written notice to the Secretary of the Company.

    The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, certain officers, directors and other employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, telegraph or personal call. The Company has engaged Corporate Communications, Inc. to distribute soliciting material to shareholders of record and to solicit brokers and other persons holding shares beneficially owned by others to procure from such beneficial owners consents to the execution of proxies. In addition to a fee of approximately $4,000 to be paid to Corporate Communications, Inc., the Company will reimburse brokers and others for their expense in sending proxy material to beneficial owners.

    On October 14, 1997, the outstanding securities of the Company consisted of 11,578,046 shares of Common Stock, par value $.01 per share; 327.087 shares of Series A Preferred Stock, stated value $100,000 per share; and 317.678 shares of Series C Preferred Stock, stated value $100,000 per share. Each outstanding share of the Common Stock is entitled to one vote per share on each matter to be brought before the Annual Meeting. Neither the Series A Preferred Stock nor the Series C Preferred Stock is entitled to vote on any matter scheduled to be brought before the Annual Meeting.

    Shares represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated in the proxies unless such proxies have previously been revoked. If no instructions are indicated, such shares will be voted (i) FOR electing the Board of Directors' seven nominees for director; (ii) FOR amending the Company's 1985 Stock Option Plan to increase the number of issuable shares thereunder from 1,910,000 to 4,000,000;
(iii) FOR approving the issuance of warrants to purchase up to 3,500,000 shares of the Company's Common Stock to WGI, LLC in connection with certain waivers and additional funding under the Credit Agreement between the Company and WGI LLC;
(iv) FOR approving the issuance of an additional 15,473,220 shares of the Company's Common Stock in connection with the Company's plan to restructure its presently outstanding debt and preferred stock; (v) FOR amending the Company's Restated Articles of Incorporation increasing the number of authorized shares of Common Stock from 40,000,000 to 80,000,000; (vi) FOR approving the issuance of 250,000 warrants to purchase the Company's Common Stock to a certain director/consultant; and (vii) FOR approving the issuance of warrants to purchase 10,000 shares of the Company's Common Stock to another director of the Company.

    Any proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it, insofar as it has not been exercised, by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy or by submission of a later-dated, properly executed proxy. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to Signal Apparel Company, Inc., 200-A Manufacturers Road, Chattanooga, Tennessee 37405, Attention: Robert J. Powell, Secretary.

    The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute. The Company knows of no specific matter to be brought before the meeting that is not referred to in the Notice of Meeting or this proxy statement. Regulations of the Securities and Exchange Commission permit the proxies solicited pursuant to this Proxy Statement to confer discretionary authority with respect to matters of which the Company did not know a reasonable time before the meeting. Accordingly, the proxy holders may use their discretionary authority to vote with respect to any such matter pursuant to the proxy solicited hereby.

    The persons designated by the Board of Directors as proxy holders in the accompanying form of proxy are Robert J. Powell and David E. Houseman, officers of the Company. The cost of solicitation of proxies will be borne by the Company.

    The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast by the holders of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at which a quorum is present. Approval of all other Proposals requires the affirmative vote of the majority of the votes cast by the shares entitled to vote in the election at which a quorum is present. Abstentions and broker non-votes are counted as present for determination of a quorum, but are not counted as affirmative or negative votes on any item to be voted upon and are not counted in determining the number of shares voted on any item.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's equity securities as of September 15, 1997, by each shareholder that the Company knows to own beneficially more than 5% of the issued and outstanding shares of the Company's Common Stock, director of the Company, nominee for director, Named Executive (as defined herein) and by the directors and Named Executives of the Company as a group.

                                                                                 AMOUNT AND NATURE OF
                                                                                      BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                TITLE OF CLASS                   OWNERSHIP(1)       PERCENT OF CLASS
--------------------------------------  --------------------------------------  ----------------------  -----------------
FS Signal Associates, L.P.;             Common Stock $.01 par value                     8,514,282                53.5%
FS Signal Associates II, L.P.;
FS Signal, Inc.; and Kevin S. Penn, as  Series A Preferred Stock $100,000                 327.087               100.0%
a group                                 stated value
65 E. 55th St., 18th Floor                                                                139.709                44.0%
New York, New York 10022(2)             Series C Preferred Stock $100,000
                                        stated value

Kevin S. Penn                           Common Stock $.01 par value                     8,514,282                53.5%
65 E. 55th St., 18th Floor
New York, New York 10022 (2)            Series A Preferred Stock $100,000                 327.087               100.0%
                                        stated value

                                        Series C Preferred Stock $100,000                 139.709                44.0%
                                        stated value

FS Signal, Inc. 65 E. 55th St., 18th    Common Stock $.01 par value                     8,214,282                52.6%
Floor
New York, New York 10022(2)(3)          Series A Preferred Stock $100,000                 327.087               100.0%
                                        stated value

                                        Series C Preferred Stock $100,000                 139.709                44.0%
                                        stated value

FS Signal Associates, L.P.              Common Stock $.01 par value                     3,715,983                30.2%
c/o Kenneth Musen
157 Church Street, Box 426              Series C Preferred Stock $100,000                 130.334                41.0%
New Haven, Connecticut 06502(2)(4)      stated value

FS Signal Associates II, L.P.           Common Stock $.01 par value                     4,498,299                30.2%
c/o Kenneth Musen
157 Church Street, Box 426              Series A Preferred Stock $100,000                 327.087               100.0%
New Haven, Connecticut 06502(2)(5)      stated value
                                        Series C Preferred Stock $100,000                   9.375                 3.0%
                                        stated value

                                                                                 AMOUNT AND NATURE OF
                                                                                      BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                TITLE OF CLASS                   OWNERSHIP(1)       PERCENT OF CLASS
--------------------------------------  --------------------------------------  ----------------------  -----------------
WGI, LLC                                Common Stock $.01 par value                     8,952,349                54.1%
One East Putnam Avenue
Greenwich, Connecticut 06830(6)         Series C Preferred Stock $100,000                 177,969                56.0%
                                        stated value

Kidd, Kamm Equity Partners, L.P.        Common Stock $.01 par value                     1,284,220                11.1%
Three Pickwick Plaza
Greenwich, Connecticut 06830

Marvin J. Winkler                       Common Stock $.01 par value                    [1,000,000]                8.6%
25502 Rodeo Circle
Laguna Hills, CA 92653

Barton J. Bresky                        Common Stock $.01 par value                       --                   --

Jacob I. Feigenbaum                     Common Stock $.01 par value                       --                   --

Paul R. Greenwood(6)                    Common Stock $.01 par value                     8,952,349                54.1%

                                        Series C Preferred Stock $100,000                 177.969                56.0%
                                        stated value

Leon Ruchlamer(7)                       Common Stock $.01 par value                       100,000                   1%

Stephen Walsh (6)                       Common Stock $.01 par value                     8,952,349                54.1%

                                        Series C Preferred Stock $100,000                 177.969                56.0%
                                        stated value

William H. Watts                        Common Stock $.01 par value                       --                   --

David E. Houseman(8)                    Common Stock $.01 par value                        55,000               *

Bruce E. Krebs                          Common Stock $.01 par value                       --                   --

Leslie W. Levy(9)                       Common Stock $.01 par value                        32,778               *

Tom McFall                              Common Stock $.01 par value                       --                   --

Robert J. Powell(7)                     Common Stock $.01 par value                       125,000                 1.1%

John Prutch                             Common Stock $.01 par value                       --                   --

All directors and executive             Common Stock $.01 par value                     9,210,127                54.8%
officers as a group(10)

------------------------

*   Less than 1%

                     NOTES TO TABLE OF BENEFICIAL OWNERSHIP

 (1) As of September 15, 1997, the Company had issued and outstanding 11,578,046 shares of Common Stock, 327.087 shares of Series A Preferred Stock and
     317.678 shares of Series C Preferred Stock. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security, or if a person has the right to acquire either voting power or investment power over such security through the exercise of an option or the conversion of another security within 60 days. More than one person may be a beneficial owner of the same security, and a person may be deemed to be a beneficial owner of securities as to which he has no personal economic interest or which he may not vote. In the case of persons who hold options or warrants to purchase shares of Common Stock that are exercisable either immediately or within 60 days of September 15, 1997, the shares of Common Stock represented thereby have been treated as outstanding for purposes of calculating the ownership totals and percentages (and the percentage of voting power) for only the persons holding such options and warrants, and have not otherwise been treated as outstanding shares.

 (2) FS Signal Associates, L.P. ("FS Signal"); FS Signal Associates II, L.P. ("FS Signal II"); FS Signal, Inc. ("FSSI"); and Kevin S. Penn ("Penn") have filed a report, as a group, on Schedule 13D disclosing their various relationships. Such persons may be deemed to be a group for purposes of the beneficial ownership of the securities disclosed in the table, although they disclaim membership in a group. The 8,514,282 shares of Common Stock include (i) 2,980,983 shares of Common Stock held directly by FS Signal;
     (ii) 1,185,799 shares of Common Stock held directly by FS Signal II; (iii) warrants held directly by FS Signal to acquire 735,000 shares of Common Stock; (iv) warrants held directly by FS Signal II to acquire 3,312,500 shares of Common Stock; and (v) warrants held directly by Penn to acquire 300,000 shares of Common Stock. The 327.087 shares of Series A Preferred Stock are held directly by FS Signal II. The 139.709 shares of Series C Preferred Stock include (i) 130.334 shares of Series C Preferred Stock held directly by FS Signal and (ii) 9.375 shares of Series C Preferred Stock held directly by FS Signal II. The reporting persons may be deemed to be members of a group and, accordingly, could each be deemed to have beneficial ownership (by virtue of Rule 13(d)-5) of all shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock held directly by the various members of the group. Except as disclosed herein, no other entity or person that may be deemed to be a member of the group holds direct beneficial ownership of any Common Stock, Series A Preferred Stock or Series C Preferred Stock. Penn is the President of FSSI, which is the general partner of both FS Signal and FS Signal II. Both FS Signal and FS Signal II are limited partnerships. Pursuant to both the bylaws of FSSI and an understanding among the limited partners of FS Signal and FS Signal II, Penn, as President of FSSI, has the sole voting and investment power over the securities held by both limited partnerships.

 (3) As the general partner of both FS Signal Associates, L.P. ("FS Signal") and FS Signal Associates II, L.P. ("FS Signal II"), FS Signal, Inc. ("FSSI") may be deemed to be the beneficial owner of (i) 2,980,983 shares of Common Stock held directly by FS Signal; (ii) 1,185,799 shares of Common Stock held directly by FS Signal II; (iii) warrants held directly by FS Signal to acquire 735,000 shares of Common Stock; (iv) warrants held directly by FS Signal II to acquire 3,312,500 shares of Common Stock; (v) 327.087 shares of Series A Preferred Stock held directly by FS Signal II; (vi) 130.334 shares of Series C Preferred Stock held directly by FS Signal; and (vii)
     9.375 shares of Series C Preferred Stock held directly by FS Signal II. Kevin S. Penn ("Penn") is the President of FSSI. Pursuant to both the bylaws of FSSI and an understanding among the limited partners of FS Signal and FS Signal II, Penn, as President of FSSI, has the sole voting and investment power over the securities held by both limited partnerships.

 (4) FS Signal Associates, L.P. ("FS Signal"), a Connecticut limited partnership, owns directly (i) 2,980,983 shares of Common Stock; (ii) warrants to acquire 735,000 shares of Common Stock; and (iii) 130.334 shares of Series C Preferred Stock. Kevin S. Penn, in his capacity as President of FS Signal, Inc., the general partner of FS Signal, may be deemed to own beneficially all shares of Common Stock and Series C Preferred Stock held by FS Signal.

 (5) FS Signal Associates II, L.P. ("FS Signal II"), a Connecticut limited partnership, owns directly (i) 1,185,799 shares of Common Stock; (ii) warrants to acquire 3,312,500 shares of Common Stock; (iii) 327.087 shares of Series A Preferred Stock; and (iv) 9.375 shares of Series C Preferred Stock. Kevin S. Penn, in his capacity as the President of FS Signal, Inc., the general partner of FS Signal II, may be deemed to own beneficially all shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock held by FS Signal II.

 (6) WGI, LLC ("WGI"), a New York limited partnership, owns directly (i) 3,977,349 shares of Common Stock; (ii) warrants to acquire a total of 4,975,000 shares of Common Stock; and (iii) 177.969 shares of Series C Preferred Stock. WGI's sole general partners, Stephen Walsh and Paul R. Greenwood, may be deemed to share the power to vote and direct the disposition of the shares of Common Stock, the warrants to purchase Common Stock and Series C Preferred Stock beneficially owned by WGI.

 (7) The beneficial ownership reported for Messrs. Ruchlamer and Powell represents options that are immediately exercisable to acquire shares of Common Stock, which were issued pursuant to the Company's 1985 Stock Option Plan.

 (8) This figure includes presently exercisable options to acquire 50,000 shares of Common Stock which were issued under the Company's 1985 Stock Option Plan pursuant to Mr. Houseman's Employment Agreement.

 (9) This figure includes presently exercisable options to acquire 22,500 shares of Common Stock which were issued under the Company's 1985 Stock Option Plan.

(10) This figure includes shares for which indirect beneficial ownership may be attributed to certain directors of the Company, as discussed in Note (6) above. The figure includes warrants to acquire 4,975,000 shares of Common Stock and options to acquire 247,500 shares of Common Stock. All such warrants and options are immediately exercisable and, consequently, have been treated as outstanding shares of Common Stock for calculations of share ownership and voting power for the group of directors and executive officers. See Note (1) above.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

    The Company's Restated Articles of Incorporation provide for a board of directors consisting of not less than five nor more than ten persons, with the exact number to be set by the Board of Directors. The Board of Directors has set the number of directors at seven. All directors are elected to serve a one year term, or until their respective successors are elected and qualified. The persons named in the enclosed form of proxy will vote for the election of the seven nominees named below, unless such authority is withheld on the enclosed form of proxy. In the event any of the nominees should become unavailable to serve as a director, the proxy will be voted by the persons named therein in accordance with their best judgment.

    The following is a list of the names, ages, positions held with the Company and business experience during the past five years of all nominees for director:

                                                                                                         YEAR FIRST
                                                                                                          BECAME A
NAME AND ADDRESS                                  AGE         BUSINESS EXPERIENCE AND DIRECTORSHIPS       DIRECTOR
---------------------------------------------     ---     ---------------------------------------------  ----------

Jacob I. Feigenbaum..........................         49  President of Miracle Suit by Swim Shaper          1994
c/o Miracle Suit                                          since February 1996; President and owner of
1411 Broadway, 30th Floor                                 Sea Q. America, August 1994 to 1996;
New York, NY 10018                                        President of Robby Len Swimwear division of
                                                          Apparel America, 1980 to 1994.

Paul R. Greenwood............................         50  Managing General Partner of Walsh, Greenwood      1990
One East Putnam Avenue                                    & Co., a broker-dealer engaged in effecting
Greenwich, CT 06830                                       transactions in securities for others and for
                                                          its own account.

David E. Houseman............................         56  Chief Executive Officer and Treasurer since     Nominee
200-A Manufacturers Rd.                                   September 1997; President since August 1997;
Chattanooga, TN 37405                                     Chief Operating Officer and Chief Financial
                                                          Officer since June 1997; Senior Vice
                                                          President Finance and Chief Financial Officer
                                                          of Bayer Clothing Group,Inc., April 1993 to
                                                          June 1997; Vice President Finance and Chief
                                                          Financial Officer of Chalk Line, Inc.,
                                                          October 1992 to March 1993.

Tom McFall...................................         43  Chairman, Weatherly Financial Companies,        Nominee
950 Lakeview Parkway                                      since 1984.
Vernon Hills, IL 60061

John Prutch..................................         45  President, GIDI Holdings, Inc., imprinted       Nominee
1088 National Parkway                                     activewear manufacturer, since July 1994;
Schaumburg, IL 60173                                      President, Merchant Capital Group, Ltd., 1984
                                                          to January 1993.

                                                                                                         YEAR FIRST
                                                                                                          BECAME A
NAME AND ADDRESS                                  AGE         BUSINESS EXPERIENCE AND DIRECTORSHIPS       DIRECTOR
---------------------------------------------     ---     ---------------------------------------------  ----------
Leon Ruchlamer...............................         68  Vice Chairman of the Board of Directors since     1995
200-A Manufacturers Road                                  August 1995; President, February 1995 to
Chattanooga, TN 37405                                     August 1995; Consultant within apparel and
                                                          textile industry, 1992 to January 1995.

Stephen Walsh................................         52  General Partner of Walsh, Greenwood & Co.,        1990
3333 New Hyde Park Road                                   broker-dealer engaged in effecting
North Hills, NY 11040                                     transactions in securities fo others and for
                                                          its own account.

    The information set forth above with respect to the principal occupation or employment of each nominee during the past five years has been furnished to the Company by the respective nominee.

    Pursuant to an agreement among the Company and certain shareholders (WGI, LLC, FS Signal Associates, L.P. and FS Signal Associates II, L.P.), FS Signal Associates, L.P. and FS Signal Associates II, L.P., together, have the right until 2001 to nominate two directors to be included in the slate of nominees.

    The Board of Directors held six meetings in 1996.

                            COMMITTEES OF THE BOARD

    AUDIT COMMITTEE. This committee recommends, for appointment by the Board of Directors, a firm of independent certified public accountants to serve as auditors for the Company; makes recommendations to the Board of Directors with respect to the scope of the annual audit; approves the services which the auditors may render to the Company without impairing the auditors' independence; approves the auditors' fees; and may undertake investigations of any financial matter and make recommendations to the Board of Directors with respect thereto. This committee meets on an as needed basis with the auditors to review the results of the audit and to review all recommendations made by the auditors with respect to the accounting methods used and the system of internal control followed by the Company and advises the Board of Directors with respect thereto. The independent auditors have direct access to the members of this committee on any matter at any time. This committee did not meet formally in 1996; however, the committee was presented periodically with relevant information for its review and comments, if any. The only current member of this committee is Mr. Feigenbaum. The Board of Directors plans to add additional members to this committee.

    COMPENSATION COMMITTEE. This committee recommends to the Board of Directors the amount of compensation and the terms and conditions of employment of each officer of the Company, and also approves all employment contracts and agreements for executive officers. This committee administers the 1985 Stock Option Plan and makes recommendations to the Board of Directors with respect to employee benefit plans. The Committee did not meet formally in 1996; however, the committee met informally several times to discuss and review relevant compensation information and to prepare the Compensation Committee report below. Current members of this committee are Messrs. Feigenbaum, Greenwood and Houseman. As President of the Company, Mr. Houseman is a member ex-officio of the Committee.

    EXECUTIVE COMMITTEE. This committee has and may exercise, except as otherwise provided by statute or by the Restated Articles of Incorporation, all the powers and authority of the Board of Directors. The Committee did not meet in 1996. Current members of this committee are Messrs. Greenwood and Walsh.

    THE BOARD HAS NO STANDING NOMINATING COMMITTEE. Individual directors and management recommend to the full Board qualified candidates for election as directors and officers of the Company. The Board will consider nominees for director recommended by shareholders. Such recommendations may be submitted in writing to the Secretary of the Company.

                               EXECUTIVE OFFICERS

    The following is a list of the names, ages, positions with the Company and business experience during the past five years of the executive officers of the
Company:

NAME                                                       AGE                 OFFICE AND BUSINESS EXPERIENCE
-----------------------------------------------------      ---      -----------------------------------------------------

David E. Houseman....................................          56   Chief Executive Officer and Treasurer since September
                                                                    1997; President since August 1997; Chief Operating
                                                                    Officer and Chief Financial Officer since June 1997;
                                                                    Senior Vice President Finance and Chief Financial
                                                                    Officer of Bayer Clothing Group, Inc., April 1993 to
                                                                    June 1997; Vice President Finance and Chief Financial
                                                                    Officer of Chalk Line, Inc., October 1992 to March
                                                                    1993.

Leslie W. Levy.......................................          59   Vice President of the Company and President of the
                                                                    Heritage Sportswear business unit of the Company
                                                                    since 1977.

Robert J. Powell.....................................          48   Vice President of Licensing and General Counsel since
                                                                    September 1992; Secretary since January 1993; Vice
                                                                    President of International and Domestic Licensing of
                                                                    Champion Products, Inc., May 1990 to September 1992;
                                                                    General Counsel and Secretary of Champion Products,
                                                                    Inc., June 1987 to September 1992.

    Officers are elected annually and serve at the pleasure of the Board of Directors. There is no family relationship between any of the above executive officers, directors and nominees for director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that during 1996 all filing requirements applicable to its executive officers, directors and owners of more then ten percent of the Company's Common Stock were complied with except for one late filing by Barton Bresky, former President, Chief Executive Officer and a Director.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Board of Directors of the Company has a Compensation Committee consisting of three members. Two non-employee directors are chosen to serve one-year terms at the first Board meeting following the Annual Meeting, and the third member is, pursuant to the Company's Bylaws, the President of the Company. The Committee meets on an as needed basis during the year. The Committee's responsibilities include recommending to the Board of Directors the amount of compensation and terms of employment of each executive officer of the Company. The Committee approves all employment contracts and agreements for each executive officer of the Company. Additionally, the Committee administers the Company's 1985 Stock Option Plan and makes recommendations to the Board of Directors with respect to the Company's other benefits and all employee benefit plans applicable to the Company's executive officers. The following is the report of the Committee:

COMPENSATION POLICY

    The Company makes an effort to offer competitive compensation packages that allow the Company to attract and retain highly qualified individuals. The Committee believes the long-term strategic goals of the Company can be accomplished only if the Company employs management with experience and skills relevant to the changing nature of the Company's products, sales and marketing efforts. A substantial portion of each executive officer's total compensation is incentive-based in order to motivate the Company's executive officers in the performance of their duties and to encourage a continued focus on Company profitability. For those executive officers responsible for particular business units, the financial and non-financial results of their business units are also considered. The Committee believes that by emphasizing performance based compensation, it will encourage the Company's management to act in concert with the interests of the Company's shareholders.

    Compensation packages offered to the Company's senior management are thought to be competitive within the domestic apparel industry and have not been tied directly to short-term results of operations. The Committee believes the compensation packages for its senior management are competitive with compensation packages for executives of other public domestic apparel companies. The Committee meets with the President to evaluate the performance of the other executive officers and meets in the absence of the President to evaluate his performance. The Committee reports its executive evaluations to the other outside members of the Board.

    The overall compensation of each of the Company's executive officers consists of three principal elements:

    - Base Salary

    Executive officers' base salaries are reviewed annually by the Compensation Committee. In the case of all executive officers, their base salary is their principal element of compensation. In an effort to ensure that the Company can obtain the talent it needs to effectuate its long-term strategies, the base salary of all executive officers has been set at a level that is thought to be competitive within the group of public businesses identified as similar to the Company. Among the businesses with which the Company compares itself are those included within the companies that comprise the Value Line Apparel Industry Group. Based on information available to the Company, the Committee believes that the overall compensation of its executive officers, taken in the aggregate, places them in the median range of the compensation scale of similarly situated executive officers in the industry. Factors considered in establishing base salaries include the requisite skill and experience required in a particular position, the range of duties and responsibilities attributable to that position, the individual's prior experience and compensation, the compensation of similarly situated individuals in the apparel industry and the overall past and expected future contributions of the individual. Generally, in establishing such salaries, the greatest weight is given to ensuring that a competitive salary level is established. Overall, the process is subjective, with no precise, mathematical weight given to the enumerated factors.

    - Annual Bonus

    The Company operates an annual discretionary bonus plan, the terms of which vary in accordance with the participant's position with the Company. The amount of the annual bonus is determined, if earned, at the conclusion of the Company's fiscal year following a review of Company, business unit and individual performance, and is generally based on certain performance objectives, cash flows and pre-tax earnings.

    The Committee's discretion includes both whether and the extent to which any bonus is awarded. The bonus element of each executive officer's compensation is set at a level that the Committee believes is necessary to compensate executive officers for the achievement of short-term goals forming part of the Company's overall strategic objectives. Short-term sales, profit and performance goals for each business unit and for the Company as a whole are developed annually and in advance by the Company's management and then reviewed by the Company's Board of Directors. Performance is monitored against established goals throughout the year.

    No bonuses were awarded to executive officers for 1996.

    - Stock Options

    To establish a link between compensation and management's performance in creating value for shareholders, evidenced by increases in the Company's stock price, the Company has implemented a stock option plan (the "1985 Stock Option Plan"). The Committee is responsible for administering the 1985 Stock Option Plan, which provides for options to purchase the Company's Common Stock generally issued at or above market value on the date of grant. Accordingly, the value of such options to the Company's participating executive officers will depend directly on increases in the price of the Company's securities. Because the Committee believes such compensation should result from long-term increases in value, such options do not vest at a minimum until one year from the date of grant; and, to serve as an incentive for such executives to continue in the Company's service through the implementation of its plans, such options are typically divested upon termination of employment or within a minimal period thereafter. .

    The Compensation Committee has exclusive discretion to (i) select the persons to whom options will be granted and to determine the type, amount and terms of each option; (ii) modify, within certain limits, the terms of any option which has been granted, including replacement or exchange of options without the consent of the option holder under certain circumstances; (iii) determine the time when options will be granted; and (iv) make all other determinations that it deems necessary or desirable in the interpretation and administration of the 1985 Stock Option Plan. The Compensation Committee has the authority to administer, construe and interpret the 1985 Stock Option Plan, and its decisions are final, binding and conclusive.

    In determining the size and vesting of option awards, the Committee considers the amount of options currently held by an officer, the results achieved by each officer relative to that officer's assigned responsibilities and the overall performance of the Company.

    No Stock Options were awarded to executive officers in 1996.

    - Chief Executive Officer/Chief Operating Officer.

    The compensation of the Chief Executive Officer and/or Chief Operating Officer consists of the same components as for other executive officers, namely base salary, annual bonus and stock options. In an effort to ensure that the Company can obtain the talent it needs to effectuate its long-term strategies, the base salary of all executive officers has been set at a level that is thought to be competitive within the group of public businesses identified as similar to the Company. As with other executive officers, the factors considered by the Committee in establishing the base salary of the chief executive officer include the requisite skill and experience required in a particular position, the range of duties and responsibilities attributable to that position, the individual's prior experience and compensation, the compensation of similarly situated individuals in the apparel industry and the overall past and expected future contributions of the individual. The process is likewise subjective, with no precise, mathematical weight given to the enumerated factors.

    In December 1996, the Company named Barton Bresky President and Chief Executive Officer. In determining Mr. Bresky's salary, the Committee put a major emphasis on Mr. Bresky's prior experience with the Company--- he had served as President of the Signal Artwear division before being named President--and his vast experience and success as a consultant in the apparel industry. Mr. Bresky resigned his positions with the Company effective August 20, 1997. David E. Houseman was named Chief Executive Officer of the Company in September 1997.

    Although Mr. Bresky served as a member of the Committee while he was President, he did not participate in any of the Committee's decisions related to the determination of his compensation.

David E. Houseman, ex-officio
Jacob I. Feigenbaum
Paul R. Greenwood

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    David E. Houseman, Jacob I. Feigenbaum, and Paul R. Greenwood are the current members of the Board's Compensation Committee. Mr. Houseman is Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer of the Company.

    Effective March 31, 1995, the Company entered into a credit agreement (the "WGI CREDIT AGREEMENT") with Walsh Greenwood & Co. ("WALSH GREENWOOD"), and entity in which Paul R Greenwood is a general partner. Under the WGI Credit Agreement, Walsh Greenwood lent the Company $15,000,000 for a three-year term. The terms of the WGI Credit Agreement initially included: (i) a maximum borrowing of $15,000,000; (ii) the issuance to Walsh Greenwood of warrants to purchase 1,500,000 shares of the Company's Common Stock at $2.25 per share, which warrants vested on the basis of 100,000 warrants for each $1,000,000 drawn and which are exercisable for three years from vesting (the "Fixed Rate Warrants"); (iii) the issuance to Walsh Greenwood of warrants to purchase 1,500,000 shares of the Company's Common Stock at a 25% discount to the 20 day average trade price in December 1996, which warrants vested upon the commitment by Walsh Greenwood of the full amount of the credit and which are exercisable for three years beginning January 1, 1997 at a price (pursuant to such terms) of approximately $2.42 per share (the "Discount Rate Warrants"); (iv) all warrants issued have antidilution provisions and registration rights no more favorable than the equivalent provisions in other outstanding warrants issued to principal shareholders of the Company, except that the registration rights shall include three demand registrations; (v) stated interest upon the outstanding balance of the credit at the rate of 25% per annum; (vi) all borrowings are secured by a security interest in all assets of the Company currently pledged to two other lenders, subordinate to the security interests of such lenders; and (vii) all borrowings could be used only for working capital and could not be used to repay any principal of any bank debt.

    As additional conditions to the foregoing extension of credit, Walsh Greenwood required that the Company obtain agreement from the holders of its preferred stock (i) that they forgo accrual of all future dividends from January 1, 1995, until the principal and interest of all the borrowing under the WGI Credit Agreement has been paid in full and (ii) that they grant the Company the right, after repayment of a $6,500,000 NationsBank loan and the borrowing under the WGI Credit Agreement to redeem the outstanding shares of preferred stock with shares of its Common Stock valued for such purpose at $7.00 per share, which right of redemption will extend until June 30, 1998.

    Effective August 10, 1995, Walsh Greenwood and the Company agreed to increase the principal amount available under the WGI Credit Agreement to $20 million. In consideration of this additional extension of credit, the Company issued to Walsh Greenwood an additional 500,000 Fixed Rate Warrants and an additional 500,000 Discount Rate Warrants. As of the date hereof, all Fixed Rate Warrants and all Discount Rate Warrants have vested, and all such warrants are
presently exercisable. Effective September   , 1997, the WGI Credit Agreement
and all warrants issued pursuant thereto were assigned to WGI, an affiliate of Walsh Greenwood.

    From June 1996 through August 22, 1997, the Company has incurred additional indebtedness to WGI for funds advanced (plus accrued interest thereon) in an aggregate amount of $25,594,552. These funds were advanced to the Company by WGI on an "as needed" basis with the understanding that the additional indebtedness would be documented on the same terms as the existing WGI Credit Agreement. Additionally, as of December 31, 1996, the Company had not met certain conditions contained in the WGI Credit Agreement. In March 1997, WGI agreed to waive said conditions. As an inducement to WGI to provide additional funding to the Company (including such additional funds), and in connection with such waiver, the Company has agreed to issue warrants to WGI to purchase up to 3,500,000 additional shares of the Company's Common Stock at an exercise price of $1.50 per share. These warrants are subject to shareholder approval, as described in Proposal 3 herein. All such warrants will have antidilution provisions and registration rights no more favorable than the equivalent provisions in other outstanding warrants issued to principal shareholders of the Company, except that the registration rights shall include three demand registrations.

    Stephen Walsh, a director of the Company, and Paul R. Greenwood, a director of the Company and a member of the Compensation Committee, are the general partners of WGI.

                        CERTAIN ADDITIONAL TRANSACTIONS

    Effective May 9, 1997, the Company entered into an agreement with Weatherly Financial, an affiliate of Weatherly Hospitality Group ("Weatherly"), pursuant to which Weatherly was engaged to act as financial advisor to the Company on an exclusive basis with respect to evaluating, pricing, negotiating and closing mergers and acquisitions and other investments and arranging the financing on the Company's behalf (the "Agreement"). The Agreement has a term of two years, subject to the Company's right to terminate the Agreement upon ninety days' prior written notice at any time after May 9, 1998. The Agreement provides that, subject to its fiduciary duties, the Company will use its best efforts to cause two (2) persons selected by Weatherly (which persons shall be reasonably acceptable to the Company) to be nominated by the Company's Board of Directors for election as directors of the Company at the Company's 1997 Annual Meeting and at subsequent Annual Meetings throughout the term of the Agreement. Messrs. McFall and Prutch have been nominated for election to the Company's Board of Directors pursuant to the terms of this Agreement.

                       EXECUTIVE COMPENSATION INFORMATION

    Set forth below is a summary of the annual and long-term compensation paid by the Company for each of the last three fiscal years to: (i) Bruce E. Krebs, the Company's President and Chief Operating Officer until December 6, 1996; (ii) Barton J. Bresky, the Company's Chief Executive Officer from December 6, 1996 until August 20, 1997, and (iii) the Company's other three most highly compensated executive officers serving as of December 31, 1996 and Mr. Leon Ruchlamer, who served as a consultant to the Company in 1996 (the "Named Executives"). Mr. Krebs, who, as the Company's highest ranking executive office and as President and Chief Operating Officer was considered the Company's chief executive officer during his tenure.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM COMPENSATION
                                                                                              ------------------------
                                                                                                AWARDS
                                                                                              -----------    PAYOUTS
                                                             ANNUAL COMPENSATION              SECURITIES   -----------
                                                  ------------------------------------------  UNDERLYING      LTIP
NAME AND                                                                      OTHER ANNUAL     OPTIONS/      PAYOUTS
PRINCIPAL POSITION                       YEAR     SALARY ($)    BONUS($)    COMPENSATION($)     SARS(#)        ($)
-------------------------------------  ---------  -----------  -----------  ----------------  -----------  -----------
Bruce E. Krebs,......................       1996     280,769       --              28,332(1)
  President & Chief Operating Officer       1995     126,154       --              64,379        100,000       --
  (until December 1996)
Barton J. Bresky,....................       1996     108,608       --              40,092(2)      --           --
  President & Chief Executive Officer
  (from December 1996 until August
  1997)
Robert J.Powell,.....................       1996     185,000       --              --             --           --
  Vice President and Secretary              1995     191,125       --              --             50,000       --
                                            1994     125,375       --              --             75,000       --
William Watts,.......................       1996     175,000       --              33,630(3)      --           --
  Executive Vice President & Chief          1995     168,370       --              55,543        100,000       --
  Financial Officer(5)
Leon Ruchlamer,......................       1996     155,200       --              --             --           --
  Consultant                                1995     203,400       --              --            100,000       --
Leslie W. Levy,......................       1996     145,000       --              --             --           --
  Vice President and President              1995     145,000       --              --             --           --
  Heritage Sportswear                       1994     128,690       30,000          --             --           --


                                          ALL OTHER
NAME AND                                COMPENSATION
PRINCIPAL POSITION                         ($)(4)
-------------------------------------  ---------------
Bruce E. Krebs,......................         1,813
  President & Chief Operating Officer           370
  (until December 1996)
Barton J. Bresky,....................         7,273
  President & Chief Executive Officer
  (from December 1996 until August
  1997)
Robert J.Powell,.....................         5,645
  Vice President and Secretary                5,595
                                              3,700
William Watts,.......................         6,978
  Executive Vice President & Chief            1,610
  Financial Officer(5)
Leon Ruchlamer,......................         2,671
  Consultant                                  6,220
Leslie W. Levy,......................         9,062
  Vice President and President                8,872
  Heritage Sportswear                         8,204

                  NOTES TO TABLE OF SUMMARY COMPENSATION TABLE

(1) This amount consisted entirely of moving and temporary living expenses and related reimbursements.

(2) $30,492 of this amount consisted of moving and temporary living expenses and related reimbursements.

(3) $29,784 of this amount consisted of moving and temporary living expenses and related reimbursements.

(4) These amounts include the portion of life insurance premiums paid by the Company that represents term life insurance on Messrs. Krebs, Bresky, Powell, Watts, Ruchlamer and Levy. In 1996, these amounts were $813, $4,284, $1,760, $2,750, $2,671 and $6,086, respectively. All other amounts represent Company matching contributions to a 401(k) plan maintained by the Company for the accounts of Messrs. Krebs, Bresky, Powell, Watts and Levy. In 1996, these amounts were $1,000, $2,989, $3,855, $4,228 and $2,976, respectively.

(5) Mr. Watts' employment was terminated on June 27, 1997.

    The following table provides information about options held by the Named Executives. The 1985 Stock Option Plan does not provide for the granting of stock appreciation rights.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                    NUMBER OF
                                                                                   SECURITIES        VALUE OF
                                                                                   UNDERLYING     UNEXERCISED IN-
                                                                                   UNEXERCISED       THE-MONEY
                                                                                 OPTIONS/SARS AT  OPTIONS/SARS AT
                                                                                    FY-END(#)      FY-END($)(1)
                                                                                 ---------------  ---------------
                                                   SHARES ACQUIRED     VALUE      EXERCISABLE/     EXERCISABLE/
NAME                                               ON EXERCISE(#)   REALIZED($)   UNEXERCISABLE    UNEXERCISABLE
-------------------------------------------------  ---------------  -----------  ---------------  ---------------
Bruce E. Krebs...................................        --             --          0 exer./            --
                                                                                    0 unexer.           --
Barton J. Bresky.................................        --             --          0 exer./            --
                                                                                    0 unexer.           --
Robert J. Powell.................................        --             --       125,000 exer./         --
                                                                                    0 unexer.           --
Leon Ruchlamer...................................        --             --       100,000 exer./         --
                                                                                    0 unexer.           --
William H. Watts.................................        50,000        150,000    50,000 exer./         --
                                                                                    0 unexer.           --
Leslie W. Levy...................................        --             --        22,500 exer./         --
                                                                                  7,500 unexer.         --

------------------------

(1) Value of unexercised in-the-money options based on a fair market value of a share of the Company's Common Stock of $3.00 as of December 31, 1996. Based on such value, none of the options held by any of the Named Executives were "in-the-money" at December 31, 1996.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the total return of the S & P composite 500 Stock Index and the Value Line Apparel Industry Group for the five year period ending December 31, 1996.

                                [TO BE INSERTED]

EMPLOYMENT AGREEMENTS

    David E. Houseman is employed as the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Pursuant to the terms of his employment agreement, which commenced June 2, 1997. Mr. Houseman's base salary is $175,000 during the first year of the agreement (June 2, 1997 to June 1, 1998), $200,000 during the second year of the agreement and $225,000 during the third year of the agreement, with the right to participate in the Company's bonus plan and receive an annual bonus of up to 50% of his base salary (with a minimum bonus payment of $75,000 guaranteed after the first year of employment). As a further inducement to employment, the Company agreed to reimburse the expenses of Mr. Houseman's relocation to the Company's corporate offices in Chattanooga and to reimburses Mr. Houseman for the private school tuition costs for his children. The Company also granted Mr. Houseman options to purchase 350,000 shares of the Company's Common Stock at an exercise price of $2.50 per share ($1.125 above the market price on the date of grant), with such options vesting at the rate of 50,000 shares on the date of grant, 200,000 shares two years from the date of grant, and 100,000 shares three years from the date of grant. All such options expire five years from the date of grant. The options granted to Mr. Houseman represent approximately three percent of the Company's outstanding shares of Common Stock on the date of grant, and the Company has agreed that upon the issuance of additional shares of Common Stock by the Company (other than to Mr. Houseman), the Company shall issue to Mr. Houseman options to purchase additional shares of Common Stock such that the total number of options held by Mr. Houseman shall always equal a minimum of three percent of the outstanding shares of the Company's Common Stock. Any such additional options shall expire five years from the date of grant, shall have a vesting schedule similar to his initial options and shall have an exercise price equal to the market price on the date of grant. Additionally, Mr. Houseman is entitled to participate in all other incentive bonus, stock option, savings and retirement programs and benefit programs maintained for the Company's executive officers from time to time. In the event that Mr. Houseman's employment is terminated for cause or, under certain circumstances, Mr. Houseman voluntarily terminates his employment, the Company shall pay Mr. Houseman (or his legal representative) only those amounts of compensation attributable to periods prior to the termination. If the termination is for cause, all outstanding stock options held by Mr. Houseman shall expire. If Mr. Houseman voluntarily terminates his employment, all options vested as of the date of termination shall expire ninety days after the date of termination. In the event that Mr. Houseman's employment is terminated without cause (as defined in his employment agreement), and if such termination of employment occurs before June 1, 1999, then Mr. Houseman shall be entitled to payments equal to either one year's base salary or his base salary through June 1, 1999, whichever is greater. Furthermore, all unvested options shall become proportionately exercisable based upon the number of months Mr. Houseman has been employed by the Company relative to the vesting schedule of such options. Any vested Incentive Stock Options will expire three months from the date of termination, and any vested Non-Incentive Stock Options will expire one year from the date of termination. In addition, Mr. Houseman will be paid a pro-rata share of any annual bonus otherwise payable based upon the number of complete months he has been employed during that fiscal year. In the event that Mr. Houseman's employment is terminated without cause (as defined in his employment agreement), and if such termination of employment occurs after June 1, 1999 but prior to June 2, 2000, then Mr. Houseman will be entitled to one year's base salary. Any vested Incentive Stock Options will expire three months from the date of termination, and any vested Non-Incentive Stock Options will expire one year from the date of termination. In addition, Mr. Houseman will be paid a pro-rata share of any annual bonus otherwise payable based upon the number of complete months he has been employed during that fiscal year. Mr. Houseman's employment agreement expires on June 1, 2000.

    Barton J. Bresky was employed as President and Chief Executive Officer of the Company from December 6, 1996, until his resignation on August 20, 1997. Pursuant to the terms of his employment agreement, Mr. Bresky was paid and annual base salary of $250,000. Pursuant to the terms of the Amendment to Employment Agreement dated August 21, 1997, by and between the Company and

Mr. Bresky, Mr. Bresky will receive severance payments equal to one year's salary, and his health benefits will be continued until August 19, 1998.

    Bruce E. Krebs was employed by the Company from August 1995 until December 6, 1996, when he was replaced by Barton J. Bresky. Pursuant to the terms of his employment agreement, Mr. Krebs was paid and annual base salary of $300,000, and he was eligible to receive an annual bonus equal to 10% of the Company's pre-tax earnings up to $5 million and 5% of the Company's pre-tax earnings in excess of $5 million. As an inducement to employment, the Company granted Mr. Krebs options to purchase 100,000 shares of Common Stock with an exercise price per share of $5.56 (the market price on the date of grant), exercisable one year from the date of grant and governed by the Company's 1985 Stock Option Plan. Pursuant to the terms of the Company's 1985 Stock Option Plan, said options terminated upon the termination of Mr. Krebs' employment with the Company. Mr. Krebs is bound by a covenant not to compete that survives termination of his employment agreement for one year. Pursuant to a settlement agreement dated March 31, 1997, the Company paid Mr. Krebs $165,000 to settle any potential claims between Mr. Krebs and the Company, including any claims for severance pay.

    William H. Watts was employed February 1995 as Chief Financial Officer and Executive Vice President pursuant to an employment agreement with a three year term. His employment with the Company was terminated on June 27, 1997. Pursuant to the terms of his employment agreement, Mr. Watts' annual base salary was $175,000. He was eligible to receive an annual bonus based upon his personal performance and the Company's performance. As an inducement to employment, the Company gave Mr. Watts an allowance of approximately $80,000 to cover the expenses of his relocation to the Company's corporate offices and granted him options to purchase 100,000 shares of Common Stock effective February 24, 1995, with an exercise price per share of $4.00 ($3.75 below the market price on the date of grant), exercisable one year from the date of grant and governed by the Company's 1985 Stock Option Plan. Pursuant to the terms of the Separation Agreement dated June 26, 1997, by and between the Company and Mr. Watts, the Company is paying severance pay to Mr. Watts at his then existing salary until December 31, 1997. The Company will also maintain Mr. Watt's Company-provided health and dental insurance policies until December 31, 1997. The remaining 50,000 options to purchase the Company's Common Stock were also terminated pursuant to the terms of the separation agreement.

DIRECTORS' COMPENSATION

    Directors who are not employees of the Company are paid (i) $4,000 for each Board meeting attended in person up to a maximum of $20,000 per year and (ii) $500 for each Board committee meeting attended in person or telephonically.

                                   PROPOSAL 2

                        AMENDMENT TO THE COMPANY'S 1985
                    STOCK OPTION PLAN INCREASING THE NUMBER
           OF SHARES ISSUABLE THEREUNDER FROM 1,910,000 TO 4,000,000

    The Company's 1985 Stock Option Plan, as amended (the "Plan"), reserves for issuance a total of 1,910,000 shares of Common Stock pursuant to options granted under the Plan. In order to ensure that all employee's compensation is tied directly to the performance of the Company, the Company's Board of Directors and the Compensation Committee thereof has recommended creating a pool of stock options to grant to all full-time employees of the Company. The Company's Board of Directors and the Compensation Committee thereof have determined that a portion of compensation of all full-time employees should have a direct link to the success of the Company, thus aligning the interests of the Company's employees with those of the Company's shareholders. To ensure that there is an adequate number of shares of the Company's Common Stock that can be issued under such a pool, the Board of Directors has approved and recommended to shareholders for their approval, a resolution to increase the number of shares subject to the Plan by 2,090,000 shares to a total of 4,000,000 shares.

    The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has exclusive discretion: (i) to select the persons to whom options will be granted and to determine the type, amount and terms of each option; (ii) to modify, within certain limits, the terms of any option which has been granted, including replacement or exchange of options and relinquishment of one option for another option without the consent of option holders under certain circumstances; (iii) to determine the time when options will be granted; and (iv) to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan. The Compensation Committee has the authority to administer, construe and interpret the Plan, and its decisions are final, binding and conclusive.

    The number of shares subject to options granted under the Plan is subject to adjustment by the Compensation Committee in the event of a stock split, stock dividend, combination, subdivision or exchange of shares, recapitalization, merger, consolidation, reorganization or other extraordinary or unusual event. If any Common Stock issued under the Plan and subject to repurchase or forfeiture rights is reacquired by the Company pursuant to such rights, or if any option is canceled, terminates, or expires unexercised, the Common Stock which would otherwise have been issuable pursuant thereto will be available for issuance pursuant to new options.

    Options may be granted having an exercise price less than, equal to, or greater than the fair market value of the underlying Common Stock on the date of grant; provided, however, that the exercise price must be at least one-third of the market price of such stock as of the date of grant. In the case of Incentive Stock Options, however, the option price may not be less than 100% of the fair market value on the date of grant.

    Options granted pursuant to the Plan are not transferable during the lifetime of the optionee and will generally expire not later than five or ten years after the date on which they are granted, depending on the terms of the option. Options become exercisable at such times and in such installments as the Compensation Committee shall determine. Payment of the option price must be made in full at the time of exercise in cash, by tendering shares of Common Stock having a fair market value equal to the option price, by a combination of cash and shares or by any other means that the Compensation Committee deems appropriate (including the relinquishment of rights in one or more outstanding options).

    Generally, no option may be exercised unless the holder has been, at all times during the period from the date of grant through the date of exercise, employed by or performing services for the Company; however, the Compensation Committee may provide for certain limited exceptions to the foregoing requirement.

    The Board of Directors may amend the Plan at any time and from time to time for any purpose consistent with the goals of the Plan, but no such amendment shall be effective unless and until the same is approved by the shareholders if such amendment would materially modify the eligibility requirements for receiving stock options; increase the total number of shares subject to the Plan; reduce the minimum option price per share; extend the period of granting options; or materially increase in any other way the benefits accruing to the optionees.

    As discussed above, the primary purpose of the new pool of stock options is to enhance the Company's ability to achieve better financial performance by offering all employees of the Company incentives to bring about such results. In order to create a pool that has adequate shares in it for issuance under the Plan, more shares of Common Stock must be available for issuance pursuant to the Plan. Accordingly, the Board has approved and recommends adding 2,090,000 shares to the number of shares of Common Stock available under the Plan, thereby increasing the total number of shares issuable under the Plan from 1,910,000 to 4,000,000.

                                   PROPOSAL 3

                          APPROVAL OF THE ISSUANCE OF
                           WARRANTS TO PURCHASE UP TO
                         3,500,000 ADDITIONAL SHARES OF
                            COMMON STOCK TO WGI, LLC

    The Board of Directors has approved, and recommends to the Shareholders for their approval, the issuance of warrants to purchase up to an additional 3,500,000 shares of the Company's Common Stock to WGI, in connection with (i) the waiver by WGI of certain conditions contained in the WGI Credit Agreement and (ii) additional extensions of credit to the Company pursuant to the WGI Credit Agreement.

    From June 1996 through August 22, 1997, the Company has incurred additional indebtedness to WGI for funds advanced (plus accrued interest thereon) in an aggregate amount of $25,594,552. These funds were advanced to the Company by WGI on an "as needed" basis with the understanding that the additional indebtedness would be documented on the same terms as the existing WGI Credit Agreement. Additionally, as of December 31, 1996, the Company had not met certain conditions contained in the WGI Credit Agreement. In March 1997, WGI agreed to waive said conditions.

    As an inducement to WGI to provide additional funding to the Company (including such additional funds), and in connection with such waiver, the Company has agreed, subject to obtaining required approval from its shareholders, to issue warrants to WGI to purchase up to 3,500,000 additional shares of the Company's Common Stock at an exercise price of $1.50 per share. These warrants would vest as follows: (1) warrants to purchase 100,000 shares would vest immediately in consideration for the waiver of conditions under the WGI Credit Agreement and (2) additional warrants would vest on the basis of 200,000 shares for each $1,000,000 of additional funding. All of these warrants will expire three years from their respective dates of vesting and will have antidilution provisions and registration rights no more favorable than the equivalent provisions in other outstanding warrants issued to principal shareholders of the Company, except that the registration rights shall include three demand registrations.

    The Board of Directors believes this transaction is necessary and in the best interest of the Company.

    The New York Stock Exchange rules (pursuant to Paragraph 312.03(c) of the Listed Company Manual) require shareholder approval when a listed company plans to issue additional shares of Common Stock, or securities exercisable into Common Stock (e.g., warrants), if the number of shares to be issued is greater than or equal to 20% of the number of shares of Common Stock outstanding before the issuance of the stock. As of September 15, 1997, there were 11,578,046 shares of Common Stock outstanding. Accordingly, shareholder approval is required for the proposed issuance to WGI of the warrants to purchase 3,500,000 shares of Common Stock.

    As described above, all of these additional warrants will be issued with an exercise price that is below the current market price for the Company's Common Stock. This will cause the Company to take a charge against earnings per share (the charge being the difference between the market price of the Company's Common Stock and the exercise price of the warrants) and will result in a dilutive effect on the Company's reported earning per share for Common Stock shareholders on a fully diluted basis, the effect of which will be reflected in the Company's Financial Statements. Furthermore, the warrants, if exercised, will result in each Common shareholder (except WGI) having a lower percentage of voting power.

    Mr. Walsh and Mr. Greenwood, both directors of the Company, are the general partners of WGI. Both Messrs. Walsh and Greenwood abstained when the Board voted upon this matter.

                                   PROPOSAL 4

          APPROVAL OF THE ISSUANCE OF 15,473,220 ADDITIONAL SHARES OF
               COMMON STOCK IN CONNECTION WITH THE RESTRUCTURING
                          OF THE COMPANY'S OUTSTANDING
                            DEBT AND PREFERRED STOCK

    The Board of Directors has approved, and recommends to the Shareholders for their approval, a plan for the restructuring of all of the Company's presently outstanding debt and preferred stock, other than indebtedness owed to the Company's Senior Lender (the "Restructuring Plan"). The Restructuring Plan has
two major components. The first is an agreement dated October       , 1997,
between the Company and WGI, pursuant to which the following actions will be taken:

    (1) repayment of $20 million of outstanding debt under the WGI Credit Agreement, plus all additional funds advanced to Signal by WGI after August 22, 1997, with a portion of the funds from the new factoring agreement with BNY;

    (2) the amendment of all outstanding warrants held by WGI (other than the new warrants to be issued as described in Proposal 3 above) to set their exercise price at $1.50 per share (approximately 129% of the $1.16 average closing price on the NYSE for the Common Stock during September 1997);

    (3) the issuance to WGI of 8,000,000 shares of Common Stock valued at approximately $1.62 per share (a premium of approximately 40% over the assumed market price) in payment for $14,209,942 of the remaining outstanding debt owed by the Company to WGI (representing a net discount on the debt repayment of $4,929,942, which precisely equals the present net economic benefit of the repricing of the Warrants in Step (2)); and

    (4) the conversion of both the remaining $28,580,014.36 outstanding balance of such debt and the $20,513,958.31 in stated value (plus accumulated dividends) of Series C Preferred Stock held by WGI into a total of approximately 490.940 shares of a new Series F Preferred Stock, stated value $100,000 per share.

    The second component of the Restructuring Plan is the exercise by the Company of its right under an Agreement dated March 31, 1995 among the Company, Walsh Greenwood and FS Signal (the "Preferred Stock Agreement"), to redeem all of the remaining outstanding shares (including accumulated dividends) of the Company's Series A Preferred Stock and Series C Preferred Stock with shares of Common Stock valued for such purpose at $7 per share. Following the completion of the first phase of the Restructuring Plan, FS Signal will be the only remaining holder of shares of the Company's Series A Preferred Stock and Series C Preferred Stock. Thus, the redemption of such stock will result in the issuance of an additional 7,473,220 shares of the Company's Common Stock to FS Signal and its affiliates.

HISTORICAL BACKGROUND

    Since fiscal 1990, the Company has been unable to fund its cash requirements through cash generated by operations, due to significant operating losses which have been sustained as a result of adverse economic conditions in the apparel industry and declining demand for the Company's products. The Company has funded these continuing losses through several series of transactions with the Company's principle shareholders and with the Company's senior lender, The Bank of New York (the "Senior Lender").

    Effective August 13, 1993, the Company entered into a Restructuring Agreement (the "1993 Restructuring") with FS Signal and Walsh Greenwood, pursuant to which the Company issued preferred stock with a stated value of $100,000 per share in exchange for all then outstanding debt, related accrued interest, and unpaid fees owed to Walsh Greenwood and FS Signal. The 1993 Restructuring resulted in the issuance of a total of 176.587 shares of Series A Preferred Stock and 139.709 shares of Series B Preferred Stock (later converted to Series C Preferred Stock) to FS Signal, and the issuance of 107.969 shares of Series B Preferred Stock (later converted to Series C Preferred Stock) to Walsh Greenwood.

    As an inducement to Walsh Greenwood and FS Signal to enter into the 1993 Restructuring, the Company issued warrants to acquire 675,000 shares of Common Stock at an exercise price of $7.06 per share to Walsh Greenwood and issued warrants to acquire an aggregate 2,047,500 shares of Common Stock at an exercise price of $7.06 per share to FS Signal. The Company also agreed to make available, by private placement, up to 200 additional shares of Series A Preferred Stock at a price of $100,000 per share. As an inducement to purchase such preferred stock, the Company granted FS Signal a warrant to acquire up to 2,000,000 additional shares of Common Stock at an exercise price of $7.06 per share, vesting at the rate of warrants to acquire 100,000 shares for each $1,000,000 invested in additional Series A Preferred Stock. During the balance of fiscal 1993, the Company obtained additional funding from FS Signal in return for the issuance of an additional 150.5 shares of Series A Preferred Stock with a stated value of $100,000 per share.

    During the first quarter of fiscal of 1994, the Company agreed to issue 70 additional shares of Series B Preferred Stock (later converted to Series C Preferred Stock) to Walsh Greenwood in consideration for $7,000,000 of collateral which Walsh Greenwood had previously pledged to the Company's Senior Lender. The proceeds from this exchange were used to reduce the outstanding revolving advance account balance with the Senior Lender. The Company also borrowed an additional $3,000,000 from FS Signal during the first quarter of 1994, which debt was represented by a Promissory Note subordinated to the Company's obligations to its Senior Lender, due April 30, 1997 and bearing interest at the rate of 3% per annum over the prime lending rate charged by the Senior Lender. In consideration of this additional funding, the Company issued Warrants to FS Signal to purchase 300,000 shares of Common Stock at an exercise price of $7.06 per share, expiring on April 30, 1999.

    In January 1995, Walsh Greenwood invested an additional $30,000,000 in the Company through the purchase of 30 additional shares of the Company's Series C Preferred Stock. Effective March 31, 1995, the Company entered into a secured credit agreement (subordinated to all of the Company's obligations to its Senior Lender) with Walsh Greenwood (the WGI Credit Agreement), pursuant to which the Company borrowed $15,000,000.00. Effective August 10, 1995, the Company amended the WGI Credit Agreement to increase the principle amount of borrowings thereunder to $20,000,000.00.

    In conjunction with the initial execution and subsequent amemdment of the WGI Credit Agreement, the Company issued warrants to purchase an aggregate of 2,000,000 additional shares of Common Stock at an exercise price of $2.25 per share expiring on March 31, 1998. Additionally, Walsh Greenwood received a second warrant to purchase 2,000,000 shares of Common Stock with an exercise price set at a 25% discount to the 20-day average trading price for the Common Stock on the New York Stock Exchange in December 1996. These warrants vested upon issuance and are exercisable for a period of three years commencing on January 1, 1997. The issuance of these warrants in conjunction with the WGI Credit Agreement was subject to shareholder approval, which was obtained at the Company's Annual Meeting of Shareholders on May 11, 1995. Effective September
  , 1997, the WGI Credit Agreement and all warrants issued pursuant thereto were assigned to WGI, an affiliate of Walsh Greenwood.

    From June 1996 through August 22, 1997, the Company has incurred additional indebtedness to WGI for funds advanced (plus accrued interest thereon) in an aggregate amount of $25,594,552. These funds were advanced to the Company by WGI on an "as needed" basis with the understanding that the additional indebtedness would be documented on the same terms as the existing WGI Credit Agreement. Additionally, as of December 31, 1996, the Company had not met certain conditions contained in the WGI Credit Agreement. In March 1997, WGI agreed to waive said conditions. As an inducement to WGI to provide additional funding to the Company (including such additional funds), and in connection with such waiver, the Company has agreed to issue warrants to WGI to purchase up to 3,500,000 additional shares of the Company's Common Stock at an exercise price of $1.50 per share. These warrants are subject to shareholder approval, as described in Proposal 3 above.

APPROVAL OF AND REASONS FOR THE RESTRUCTURING PLAN

    The Restructuring will result in each Common shareholder (except WGI) having a lower percentage of voting power and will result in a dilutive effect on the Company's reported earning per share for Common Stock shareholders on a fully diluted basis, the effect of which will be reflected in the Company's Financial Statements. Currently, WGI own 34.35% of the issued and outstanding shares Common Stock (not including exercisable warrants); after the Restructuring, WGI will own 50.87% of the issued and outstanding shares of Common Stock (not including exercisable warrants).

    The New York Stock Exchange rules (pursuant to Paragraph 312.03(c) of the Listed Company Manual) require shareholder approval when a listed company plans to issue additional shares of Common Stock, or securities convertible into or exercisable for Common Stock (e.g., warrants), if the Common Stock to be issued has (or will have upon issuance) voting power greater than or equal to 20% of the total voting power of the shares of the Company's Common Stock outstanding before the issuance of such stock or other securities. As of September 15, 1997, there were 11,578,046 shares of Common Stock outstanding. Accordingly, shareholder approval is required for the proposed issuances of shares of Common Stock in exchange for cancellation of debt and in redemption of outstanding shares of Preferred Stock in connection with the Restructuring.

    Messrs. Walsh and Greenwood, both directors of the Company, are the general partners of WGI. Both Messrs. Walsh and Greenwood abstained when the Board voted upon this matter. The Board of Directors believes the Restructuring is necessary and in the best interest of the Company.

    The Company has continued to experience liquidity problems during 1997, due to the fact that its sales and profit margins have not met projected levels. These difficulties have resulted in a critical need for the Company to seek additional capital in order to maintain its operations and continue as a going concern while implementing management's business plan to return the Company to profitability. Implementation of the Restructuring Plan, coupled with the funding under the new Factoring Agreement with the Company's Senior Lender, will
(i) eliminate all indebtedness from its balance sheet other than indebtedness owed to the Senior Lender under the new Factoring Agreement and approximately $5.8 million owed to FS Signal and (ii) return the Company to a positive shareholders equity position by eliminating the current net deficit. The Company believes that these actions will significantly increase its ability to fund both capital and other expenditures needed to return its operations to profitability through the issuance of additional debt or equity securities. Accordingly, the Board of Directors believes that implementation of the proposed Restructuring Plan is essential to the Company's ability to continue to operate as a going concern while implementing management's turnaround strategy for the Company's business.

                                   PROPOSAL 5

            INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors of the Company has adopted a resolution recommending to the shareholders the adoption of an amendment to the Restated Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock, $0.01 par value, from 40,000,000 to 80,000,000.

    The Company's Restated Articles of Incorporation provide that the authorized capital of the Company is 41,600,000 shares consisting of 40,000,000 shares of Common Stock, $0.01 par value and 41,600,000 shares of Preferred Stock, no par value. In order to effectuate the restructuring discussed in Proposal 4 above, involving the issuance of an additional 15,473,220 shares of Common Stock, the Company will be required to amend its Restated Articles of Incorporation to increase the number of shares of Common

Stock available for issuance. The Board has determined that it is in the best interests of the Company to have additional shares of Common Stock authorized and available for issuance so that it may effectuate said restructuring. The authorization of the amendment to the Restated Articles of Incorporation, of and by itself will have no effect upon the rights of the existing shareholders.

    If approved by the shareholders, the initial paragraph of Article Fourth of the Company's Restated Articles of Incorporation will be amended to read as follows:

        FOURTH: The total number of shares of capital stock of all classifications which the Corporation shall have authority to issue is Eighty-One Million Six Hundred Thousand (81,600,000) shares, divided into two classes, as follows: Eighty Million (80,000,000) shares of Common Stock having a par value of $.01 per share, One Million Six Hundred Thousand (1,600,000) shares of Preferred Stock having no par value.

                                   PROPOSAL 6

                      APPROVAL OF THE ISSUANCE OF 250,000
                    WARRANTS TO BE ISSUED TO LEON RUCHLAMER

    The Board of Directors has approved, and recommends to the Shareholders for their approval, the issuance of a warrant certificate to purchase 250,000 shares of the Company's Common Stock to Leon Ruchlamer, Vice-Chairman of the Board of
Directors and a consultant to the Company, effective       , 1997. The warrants
to be issued (1) would allow Mr. Ruchlamer to purchase up to 250,000 shares of the Company's Common Stock at $2.375 per share, (2) would vest on the following schedule: 1/3 on the first anniversary of the date of issuance, 1/3 on the second anniversary of the date of issuance, and the remaining third on the third anniversary of the date of issuance; and (3) would expire five years from the date of issuance. The Board of Directors believes this transaction is necessary and in the best interests of the Company.

    The Company is awarding the 250,000 warrants to Mr. Ruchlamer as compensation for his present and future consulting services to the Company.

    The New York Stock Exchange rules require shareholder approval when a listed company plans to issue additional shares of Common Stock, or securities exercisable into Common Stock (e.g., warrants) to officers or directors pursuant to a plan or an arrangement, except for warrants or rights issued pursuant to a broadly-based plan or arrangement (e.g., and employee stock option plan). The warrants to be issued to Mr. Ruchlamer are not being issued pursuant to a broadly-based plan or arrangement. Accordingly, shareholder approval is required for the proposed issuance to Mr. Ruchlamer of the warrants to purchase 250,000 shares of Common Stock.

    The issuance of the warrants, if exercised, will result in each Common shareholder (except Mr. Ruchlamer) having a lower percentage of voting power and will result in a dilutive effect on the Company's reported earning per share for Common Stock shareholders on a fully diluted basis, the effect of which will be reflected in the Company's Financial Statements.

    As stated above, Mr. Ruchlamer is a director of the Company. Mr. Ruchlamer abstained when the Board voted upon this matter.

                                   PROPOSAL 7

                       APPROVAL OF THE ISSUANCE OF 10,000
                  WARRANTS TO BE ISSUED TO JACOB I. FEIGENBAUM

    The Board of Directors has approved, and recommends to the Shareholders for their approval, the issuance of a warrant certificate to purchase 10,000 shares of the Company's Common Stock to Jacob I. Feigenbaum, a director the Company,
effective       , 1997. The warrants to be issued (1) would allow Mr. Feigenbaum to purchase up to 10,000 shares of the Company's Common Stock at $2.375 per share, (2) would vest on the first anniversary of the date of issuance; and (3) would expire five years from the date of issuance.

    The Company is awarding the 10,000 warrants to Mr. Feigenbaum as additional compensation for his services as a director of the Company. The Board of Directors believes this transaction is necessary and in the best interests of the Company.

    The New York Stock Exchange rules require shareholder approval when a listed company plans to issue additional shares of Common Stock, or securities exercisable into Common Stock (e.g., warrants) to officers or directors pursuant to a plan or an arrangement, except for warrants or rights issued pursuant to a broadly-based plan or arrangement (e.g., and employee stock option plan). The warrants to be issued to Mr. Feigenbaum are not being issued pursuant to a broadly-based plan or arrangement. Accordingly, shareholder approval is required for the proposed issuance to Mr. Feigenbaum of the warrants to purchase 10,000 shares of Common Stock.

    The issuance of the warrants, if exercised, will result in each Common shareholder (except Mr. Feigenbaum) having a lower percentage of voting power and will result in a dilutive effect on the Company's reported earning per share for Common Stock shareholders on a fully diluted basis, the effect of which will be reflected in the Company's Financial Statements.

    As stated above, Mr. Feigenbaum is a director of the Company. Mr. Feigenbaum abstained when the Board voted upon this matter.

                                 OTHER MATTERS

    The Company does not intend to bring before the meeting any matters other than those hereinbefore set forth, and has no present knowledge that any other matters will be or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment.

    Representatives of the firm of Arthur Andersen LLP are expected to be present at the 1997 Annual Meeting. The representatives will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

                            SHAREHOLDERS' PROPOSALS

    In order for shareholder proposals for the 1998 Annual Meeting of Shareholders to be eligible for inclusion in the Company's Proxy Statement, proposals must be received by the Company at its principal office in Chattanooga, Tennessee, prior to January 8, 1998.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          ROBERT J. POWELL
                                          Secretary

PROXY                     SIGNAL APPAREL COMPANY, INC.
                            200-A MANUFACTURERS ROAD
                                 P.O. BOX 4296
                          CHATTANOOGA, TENNESSEE 37405

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 2, 1997

    The undersigned hereby appoints Robert J. Powell and David E. Houseman, and each of them, Proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 200-A Manufacturers Road, Chattanooga, Tennessee 37405, at 10 A.M., E.S.T., on December 2, 1997, and any adjournment or adjournments thereof as follows:

1.         ELECTION OF DIRECTORS:        / / FOR all nominees                   / / WITHHOLD ALL AUTHORITY
                                         (EXCEPT AS INDICATED TO THE CONTRARY   TO VOTE FOR ALL NOMINEES LISTED
                                         BELOW)                                 BELOW
  Jacob I. Feigenbaum; Paul R. Greenwood; David E. Houseman; Tom McFall; John Prutch; Leon Ruchlammer; Stephen
                                                     Walsh.
 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED
                                                     BELOW)
2.         APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1985 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF
           THE COMPANY'S COMMON STOCK ISSUABLE THEREUNDER FROM 1,190,000 TO 4,000,000.
                          / /  FOR                          / /  AGAINST                          / /  ABSTAIN
3.         TO APPROVE THE ISSUANCE OF WARRANTS TO PURCHASE UP TO 3,500,000 SHARES OF THE COMPANY'S COMMON STOCK
           TO WGI, LLC IN CONNECTION WITH THE CERTAIN WAIVERS AND ADDITIONAL FUNDING UNDER THE CREDIT AGREEMENT
           BETWEEN THE COMPANY AND WGI, LLC AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
                          / /  FOR                          / /  AGAINST                          / /  ABSTAIN
4.         APPROVAL OF THE ISSUANCE OF 15,473,220 ADDITIONAL SHARES OF COMMON STOCK IN CONNECTION WITH THE
           RESTRUCTURING OF THE COMPANY'S OUTSTANDING DEBT AND PREFERED STOCK.
                          / /  FOR                          / /  AGAINST                          / /  ABSTAIN

5.         APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF
           AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 80,000,000.
                          / /  FOR                          / /  AGAINST                          / /  ABSTAIN
6.         APPROVAL OF THE ISSUANCE OF WARRANTS TO PURCHASE UP TO 250,000 SHARES OF THE COMPANY'S COMMON STOCK TO
           A DIRECTOR/CONSULTANT OF THE COMPANY.
                          / /  FOR                          / /  AGAINST                          / /  ABSTAIN
7.         APPROVAL OF THE ISSUANCE OF WARRANTS TO PURCHASE UP TO 10,000 SHARES OF THE COMPANY'S COMMON STOCK TO
           ANOTHER DIRECTOR OF THE COMPANY.
                          / /  FOR                          / /  AGAINST                          / /  ABSTAIN
8.         TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1. THE BOARD IS NOT AWARE OF ANY OTHER MATTER TO BE BROUGHT BEFORE THE ANNUAL MEETING FOR A VOTE OF SHAREHOLDERS. IF, HOWEVER, OTHER MATTERS ARE PROPERLY PRESENTED , THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated October 27, 1997, and the Proxy Statement furnished therewith.

                                       Dated this ____ day of _____________,
                                       1997.

                                ----------------------------------------- (Seal)

                                       Note: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries and persons signing on behalf of corporations or partnerships, should so indicate when signing.

    PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.
Chattanooga, Tennessee
October 27, 1997